VDI MULTIMEDIA
                       7083 Hollywood Boulevard, Suite 200
                           Hollywood, California 90028
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 22, 2001
                            ------------------------


To the Shareholders of VDI MultiMedia:

The Annual Meeting of shareholders of VDI MultiMedia (the "Company") will be held at 7083 Hollywood Blvd., Suite 200, Hollywood, California 90028, on May 22, 2001 at 10:00 a.m., local time, to consider and vote upon the following matters:

         1. The election of directors

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.


Information concerning these matters, including the names of the nominees for the Company's Board of Directors (the "Board"), is set forth in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on April 2, 2001, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are requested to sign, date and complete the enclosed proxy and return it promptly in the accompanying postage-prepaid, pre-addressed envelope whether or not they expect to attend the meeting to ensure that their shares will be represented. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.




                                       R. Luke Stefanko
                                       Chairman of the Board and
                                       Chief Executive Officer



April 12, 2001



PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTES ARE COUNTED.

                                 VDI MULTIMEDIA
                       7083 Hollywood Boulevard, Suite 200
                           Hollywood, California 90028
                            ------------------------

                                 PROXY STATEMENT
                            ------------------------

                               GENERAL INFORMATION


PERSONS MAKING THE SOLICITATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of VDI MultiMedia (the "Company" or "VDI") of proxies for use at the Annual Meeting of Shareholders to be held on May 22, 2001, and at any adjournment thereof. This proxy statement is first being mailed to shareholders on or about April 12, 2001. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the meeting.

All shares of VDI Common Stock (as defined below under "Record Date and Stock Entitled to Vote") represented by a properly completed proxy received in time for the Annual Meeting will be voted by the proxy holders as provided therein. Where a shareholder specifies a choice on the proxy with respect to any matter to be voted upon, the shares will be voted accordingly by the proxy holders. If no direction is given in the proxy, it will be voted "FOR" the election of the directors nominated and in accordance with the best judgment of the proxy holders with respect to any other business that properly comes before the annual meeting.

In addition to solicitation by mail, regular employees of the Company and its Transfer Agent may solicit proxies in person or by telephone without additional compensation. The Company will pay persons holding shares in their names or in the names of their nominees, but not owning such shares beneficially, for the expenses of forwarding soliciting materials to the beneficial owners. The Company will bear all expenses incurred in soliciting its stockholders. Such expenses are estimated not to exceed $10,000.

REVOCABILITY OF PROXY

Any proxy given by a shareholder of the Company may be revoked at any time before it is voted at the Annual Meeting by a written notice of revocation to the Secretary of the Company, or by filing a duly executed proxy bearing a later date, or upon request if the shareholder is present at the meeting. Each valid proxy returned which is not revoked, unless indicated otherwise on the proxy card, will be voted in the election of directors for the nominees as described herein.

RECORD DATE AND STOCK ENTITLED TO VOTE

Only holders of record Common Stock at the close of business on April 2, 2001, are entitled to notice of and to vote at the meeting or any adjournment thereof. The outstanding voting securities of the Company on that date consisted of 9,046,004 shares of Common Stock.

VOTING RIGHTS; ELECTION OF DIRECTORS

Holders of the Company's Common Stock are entitled to one vote for each share held as of the above record date, except that in the election of directors each shareholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected, which number is currently five. The shareholder may cast these votes all for a single candidate or may distribute the votes among any or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate however, unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of an intention to cumulate votes. In such an event, the proxy holder may allocate among the management nominees the votes represented by proxies in the proxy holder's sole discretion.

QUORUM; SHAREHOLDER VOTE

A majority of the outstanding shares of the Company must be present in person or by proxy at the Annual Meeting to constitute a quorum for the transaction of business. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

ELECTION OF DIRECTORS

The following table sets forth information concerning the nominees of management for directors for the ensuing year. Each nominee has agreed to serve as a director if elected. The term of office for all nominees listed below will expire at the next annual meeting to be held in 2001 or when their successors are elected and qualified. If any of the nominees listed below is unable to serve as a director, the proxy holders will vote for a substitute nominee or nominees recommended by the Board of Directors.


                                PRINCIPAL OCCUPATION                                    YEAR FIRST
                                AND BUSINESS EXPERIENCE                                 ELECTED
    NAME                        INCLUDING SERVICE ON OTHER BOARDS               AGE     DIRECTOR
    ----                        ---------------------------------               ---     --------


R. Luke Stefanko                Chairman and Chief Executive Officer            40      1990
                                of the Company

Robert A. Baker(A) (B)          President and Chief Executive Officer           61      2000
                                of RAB Associates

Haig S. Bagerdjian(A) (B)       Executive Vice President                        44      2000
                                of Syncor International Corporation
                                and President and Chief Executive Officer
                                of Syncor Overseas Ltd.

Greggory J. Hutchins(A) (B)     Partner, Hotlhouse Carlin & Van Trigt LLP       39      2000

Robert M. Loeffler              Of Counsel, Wyman Bautzer Kuchel & Silbert      77      2000


(A) Member of the Audit Committee
(B) Member of the Compensation Committee


MEETINGS AND COMMITTEES

The Company has standing Audit and Compensation Committees. The Audit Committee reviews and acts on reports to the Board with respect to various auditing and accounting matters, including the selection of the Company's independent auditors, the accounting and financial practices and services performed for the Company by, and fees paid to, the independent auditors. The Compensation Committee reviews and provides recommendations to the Board of Directors regarding executive compensation matters. The Audit and Compensation Committees each held one meeting during the fiscal year ended December 31, 2000 in conjunction with regular meetings of the Board of Directors. The Company does not have a Nominating or similar committee, but the Board of Directors will consider director nominations submitted by shareholders to the Company's Secretary.

During the fiscal year ended December 31, 2000, the Board of Directors held six meetings. During 2000, each of the above directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees of the Board on which he served during his respective term as a director.

                             AUDIT COMMITTEE REPORT

The Audit Committee is currently comprised of three of the Company's directors, Messrs. Bagerdjian, Baker and Hutchins. The members of the Company's Audit Committee are "independent" as defined under the listing standards of the National Association of Securities Dealers that are applicable to companies whose securities are listed on the Nasdaq market. The Audit Committee, which met once during the fiscal year ended December 31, 2000, operates pursuant to a charter (the "Audit Committee Charter") which was approved and adopted by the Board of Directors on August 15, 2000 and is attached to this Proxy Statement as Appendix A. Under the provisions of the Audit Committee Charter, the Audit Committee is responsible for, among other things: recommending the engagement and overseeing the performance of the Company's independent auditors; reviewing the Company's financial disclosure documents; monitoring the Company's financial reporting process and internal control systems; monitoring potential conflicts of interest among the Company and its executive officers and directors; and providing a liaison between the independent auditors and the Board of Directors.

The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No.61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussions with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from PricewaterhouseCoopers regarding their independence, and has discussed the matter with the auditors.

Based upon the foregoing review and discussions, the Audit Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Further, the Audit Committee recommends that the Board of Directors engage Pricewaterhouse Coopers as the Company's independent auditors for the fiscal year ended December 31, 2001.


                                                     AUDIT COMMITTEE

                                                     Haig S. Bagerdjian
                                                     Robert A. Baker
                                                     Greggory J. Hutchins

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The directors and executive officers of VDI are as follows:


NAME                            AGE     POSITION
----                            ---     --------

R. Luke Stefanko                40      Chairman and Chief Executive Officer

Alan R. Steel                   56      Executive Vice President,
                                        Finance and Administration,
                                        and Secretary

Clarke W. Brewer                33      Chief Financial Officer
                                        and Assistant Secretary

Neil Nguyen                     27      President, Multimedia Group

Larry Hester                    47      President, VDI Group

Robert A. Baker                 61      Director

Haig S. Bagerdjian              44      Director

Greggory J. Hutchins            39      Director

Robert M. Loeffler              77      Director



R. LUKE STEFANKO has been Chief Executive Officer and a director since he co-founded the Company in 1990. Mr. Stefanko was elected to Chairman of the Board in May 1996 and was President of the Company form April 1996 to April 1999. Mr. Stefanko has more than 18 years of experience in the videotape duplication and distribution industry, including serving as a director and Vice President/ Operations of A.M.E., Inc. ("AME"), a video duplication company, from 1979 to January 4, 1990.

ALAN R. STEEL became Executive Vice President, Finance and Administration in November 2000. From 1994 to 2000, Mr. Steel was Vice President, Finance and Chief Financial Officer of Advanced Machine Vision Corporation, a Nasdaq listed Company involved in research, development, manufacturing and sales of sophisticated vision sorting and defect removal equipment for food, paper, tobacco and other markets. From 1983 to 1994, Mr. Steel was Vice President and Chief Financial Officer of DDL Electronics, Inc., a New York Stock Exchange listed company in the electronics industry. Mr. Steel served as controller of DDL from 1980-1983. Mr. Steel was previously a financial manager for Atlantic Richfield Company and a certified public accountant with Arthur Andersen & Co.

CLARKE W. BREWER joined the Company in August 1997 as the Corporate Controller and was promoted to Chief Financial Officer in April 1999. Prior to joining the Company, Mr. Brewer worked at The Walt Disney Company from 1993 to 1997 in various finance and accounting positions, most recently as a senior business planning executive. From 1990 to 1993, Mr. Brewer worked at KPMG Peat Marwick as a Certified Public Accountant.

NEIL NGUYEN has been President, Multimedia Group, since January 2000. He was previously Vice President, Business Development and Manager, Business Development of the Company. He was previously Operations and Project Manager and New Media Operations Manager of Energy Films, a unit of Getty Images.

LARRY HESTER became President, VDI Group in December 2000. Mr. Hester was previously President of Creative Digital, Inc., a company founded by Mr. Hester in 1998 and acquired by VDI in November 2000. Mr. Hester was previously with Modern VideoFilm for 15 years, most recently as Executive Vice President.

ROBERT A. BAKER is the President and Chief Executive Officer of RAB Associates, a Los Angeles, California-based firm specializing in financial reorganizations, crisis management and equity receiverships, which he joined in 1974. Prior to joining RAB Associates, Mr. Baker was the President and CEO of American Management Company, a management consulting firm specializing in computer system design and programming. Mr. Baker currently serves as a director of both Mosaic Capital, LLC Investment Bankers and Western Water Company, a public company engaged in the ownership of water rights and the transmission of water.

ROBERT M. LOEFFLER was Of Counsel at the law firm of Wyman Bautzer, Kuchel & Silbert, which he joined in August 1987. Prior to that, Mr. Loeffler served as Chairman of the Board, President and Chief Executive Officer of Northview Corporation, a company that is engaged in hotel and real estate matters, from January to December 1987. Mr. Loeffler was a partner at the Los Angeles offices of Jones, Day, Reavis & Pogue, from February 1977 until 1987, and the appointed Trustee for Equity Funding Corporation of America, from April 1973 until October 1976. He served as a director of Advanced Machine Vision Corporation from January 1997 until July 2000.

GREGGORY J. HUTCHINS is a tax partner at Holthouse Carlin & Van Trigt, LLP, a public accounting firm. Prior to joining Holthouse Carlin & Van Trigt in January 1993, Mr. Hutchins served as Senior Tax Manager for KMPG Peat Marwick, managing corporate and high net worth individual clients from August 1984 until December 1992.

HAIG S. BAGERDJIAN is the Executive Vice President of Syncor International Corporation, a leading provider of radiopharmaceuticals, comprehensive nuclear pharmacy services and medical imaging services. Joining Syncor in 1991, Mr. Bajerdjian also serves as the President and Chief Executive Officer for Syncor Overseas Ltd., a position that he has held since June 1998. He served as a director of Advanced Machine Vision Corporation from January 1997 until July 2000.

Each executive officer serves in office at the discretion of the Board of Directors, subject to the terms of any employment agreement that may be entered into with such officer.


COMPENSATION OF DIRECTORS

Each director who is not an employee of the Company is paid a fee of $1,000 for each meeting of the Board attended. Members of the Board who are not employees of the Company receive options to purchase 15,000 shares of Common Stock upon their initial election to the Board. These options vest in 33% increments over the three-year period following the date of grant, with certain exceptions. Directors are also reimbursed for travel and other reasonable expenses relating to meetings of the Board.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation for the Chief Executive  Officer
("CEO")  and  each  executive   officer  who  received  over  $100,000  in  cash
compensation for the fiscal year ended December 31, 2000:

                               ANNUAL COMPENSATION
                               -------------------
                                                                                                LONG-TERM
                                                                                                COMPENSATION
                                                                                                AWARDS -
                                                                                                SECURITIES
                                                                                                UNDERLYING
NAME AND PRINCIPAL POSITION     YEAR            SALARY          BONUS           OTHER           OPTIONS - #
---------------------------     ----            ------          -----           -----           -----------

R. Luke Stefanko,               2000            $273,000           -            $  5,000 (1)      200,000
Chief Executive Officer
                                1999             273,000           -              15,000 (2)      179,000
                                1998             222,000           -               1,000 (3)        -

Donald R. Stine,                2000            $149,000           -            $279,000 (4)        -
Former President                1999             147,000        $ 45,000          15,000 (5)      679,000
                                1998              79,000           -              15,000 (5)        -

Clarke W. Brewer,               2000            $128,000        $ 40,000        $  2,000 (6)      200,000
Chief Financial Officer         1999              96,000           -               1,000 (7)       55,000
                                1998              66,000           2,000           -               10,000

Robert C. Semmer,               2000            $114,000        $ 38,000        $  7,000 (8)        -
Former Vice President           1999             200,000           -               -               65,000
of Operations                   1998             162,000           -               -                -


     (1) Includes $4,000 of health insurance premiums paid by the Company and $1,000 equivalent lease value of a Company-provided automobile.

     (2) Includes $13,000 in health insurance premiums paid by the Company and $2,000 in annual contributions made to the Company's 401(K) plan for Mr. Stefanko's benefit.

     (3) Premiums paid by the Company on a life insurance policy for the benefit of Mr. Stefanko.

     (4) Includes a severance payment of $273,000 and $6,000 of health insurance premiums paid by the Company.

     (5) Includes $14,000 in health insurance premiums paid by the Company and $1,000 in annual contributions made to the Company's 401(K) plan.

     (6)  Health insurance premiums paid by the Company.

     (7)  Contribution to 401(K) plan.

     (8)  Health insurance premiums paid by the Company.

EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with R. Luke Stefanko commencing June 27, 1996. Mr. Stefanko's agreement has a term of five years ending in June 2001. Under this agreement, the current annual salary of Mr. Stefanko is $273,000. Mr. Stefanko's base salary increases each year in accordance with increases in the Consumer Price Index. This base salary is subject to further annual increase if approved by the Compensation Committee. Mr. Stefanko is provided with an automobile expense reimbursement allowance and an annual allowance to cover premiums for life, health and disability insurance. Mr. Stefanko's employment agreement entitles him to receive quarterly bonus payments to the extent the Company achieves quarterly earnings per share results ratified by the Board of Directors at the beginning of each year ("Targeted Earnings"). If the Company attains the Targeted Earnings with respect to a particular quarter, Mr. Stefanko shall receive a bonus payment of $6,250. If the Company's actual earnings per share are less than 75% of the Targeted Earnings, Mr. Stefanko is not entitled to a bonus. If the Company's actual earnings per share equal 125% or more of the Targeted Earnings, Mr. Stefanko shall receive an increased bonus payment (subject to a maximum payment in any quarter of $12,500). To the extent the Company's earnings per share equal between 75% and 125% of the Targeted Earnings, Mr. Stefanko shall be entitled to receive a pro-rated bonus payment in accordance with the range set forth above.

Mr. Stefanko's agreement also provides that if Mr. Stefanko's employment is terminated without cause (as defined in the agreement), except in the event of disability or retirement, he shall be entitled to receive the following: (i) if he is terminated within two years following a change in control of the Company then he shall be entitled to receive payment of his full base salary for a period of two years, plus payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of two years, or (ii) if his employment is terminated other than within two years following a change in control of the Company, then Mr. Stefanko shall be entitled to receive payment of his full base salary of the remainder of the term of his agreement, payment of the amount of bonuses, and continuing of benefits. A change in control of the Company is defined to mean a change in control of nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Company, the acquisition by a person or group (other than Mr. Stefanko) of 24% or more of the outstanding voting securities of the Company, the approval by the shareholders of a plan of liquidation or dissolution of the Company, or certain changes in the members of the Board. In the event of a decrease in Mr. Stefanko's then current base salary, a removal from eligibility to participate in the Company's bonus plan and other events as described in the agreement, then Mr. Stefanko shall have the right to treat such event as a termination of his employment by the Company without cause and to receive the payments and benefits described above.

Effective  November 3, 2000 and  January 20,  2001,  the  Company  entered  into two-year employment agreements with Mr. Steel and Mr. Nguyen, respectively, providing for annual salaries of $175,000 each. Mr. Steel is the Executive Vice President, Finance and Administration of the Company, and Mr. Nguyen is the President, Multimedia Group of the Company. The agreements shall be automatically renewed for one additional year for each year subsequent to 2002 unless the Executive or the Company gives notice to the other, in writing, at least 30 days prior to the expiration of 2001 or, thereafter, 13 months prior to the expiration of the agreements, of its or his desire to terminate the agreements or modify their terms. The employment agreements provide that if the Executive is terminated by the Company at any time other than for cause, he is entitled to severance equal to the unpaid portion of his contract. Additionally, the Company provides each executive with a car allowance and pays certain health insurance premiums for the Executives.

Effective November 3, 2000, the Company entered into a one-year employment contract with Mr. Hester, Vice President, VDI Group, providing for an annual salary of $180,000 and a monthly car allowance. The employment agreement may be extended at the sole option of the Company, for up to four additional one-year periods upon notice from the Company at least 60 days prior to the end of each one-year period. The agreement provides that if Mr. Hester is terminated for any reason other than for cause, he is entitled to severance equal to the unpaid portion of his contract.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

The Company's Restated Articles of Incorporation limit the liability of its directors. As permitted by amendments to the California General Corporation Law enacted in 1987, directors will not be liable to VDI for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to VDI or its shareholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit
(ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interest of VDI or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his duty to VDI or its shareholders, or that show a reckless disregard for his duty to VDI or its shareholders in circumstances in which he was, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to VDI or its shareholders, or (iii) based on transactions between VDI and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the California General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission. VDI has been informed that in the opinion of the Securities and Exchange Commission, indemnification provisions, such as those contained in VDI's Restated Articles of Incorporation, are unenforceable with respect to claims arising under federal securities laws and, therefore, do not eliminate monetary liability of directors.

STOCK OPTIONS GRANTED IN THE LAST FISCAL YEAR

The following table sets forth information with respect to non-qualified stock options granted at fair market value to the executive officers and directors during the year ended December 31, 2000. No stock appreciation rights have been granted by the Company.


                                Individual Grants

                                                        PERCENT
                                                        OF TOTAL                                       POTENTIAL REALIZABLE VALUE
                                NUMBER OF               OPTIONS                                        AT ASSUMED ANNUAL RATES OF
                                SECURITIES              GRANTED TO                                     STOCK PRICE APPRECIATION
                                UNDERLYING              EMPLOYEES IN   EXERCISE PRICE   EXPIRATION     FOR OPTION TERMS
NAME AND RELATIONSHIP           OPTIONS GRANTED         FISCAL YEAR    ($/SHARE)        DATE           5%               10%
---------------------           ---------------         -----------    ---------        ----           --               ---

R. Luke Stefanko,               200,000 (1)             12.7%           $ 3.75          8/15/10        $472,000         $1,195,000
Chief Executive Officer

Clark W. Brewer,                200,000 (1)             12.7%           $ 3.75          8/15/10        $472,000         $1,195,000
Chief Financial Officer


     (1) Options will become exercisable on the earlier of (1) the fifth anniversary date of the grant (100% vesting), or (2) the date the Company's common stock trades for 10 consecutive trading days over any 20 day period (the "Price") for $8.50, 20% shall be vested; on the date the Price is $11.00, 40% shall be vested; on the date the Price is $14.00, 60% shall be vested; on the date the Price is $18.00, 80% shall be vested; on the date the Price is $23.00, 100% shall be vested.

          Vesting may be accelerated at the discretion of the plan administrator (currently the Board of Directors) upon liquidation or dissolution of the Company, a merger or consolidation of the Company with or into another entity, the sale of substantially all the assets of the Company, or a purchase or other acquisition of more than 50% of the outstanding capital stock of the Company.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

There were no options exercised by the executive officers named in the Summary Compensation Table during 2000. The following table sets forth information concerning options held by each of the Company's executive officers who are named in the Summary Compensation Table, and the value of options held at December 31, 2000.

                       NUMBER OF SHARES
                       UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                       OPTIONS AT                      IN-THE-MONEY OPTIONS AT
                       DECEMBER 31, 2000               DECEMBER 31, 2000(1)
   NAME                EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
   ----                -------------------------       -------------------------

R. Luke Stefanko            234,000 / 200,000               $0 /$6,000
Clarke W. Brewer             65,000 / 200,000               $0 /$6,000



Amounts are shown as the difference between exercise price and fair market value (based on a December 31, 2000 closing price of $3.78 per share).


1996 AND 2000 STOCK OPTION PLANS

The Company has adopted two stock options plans, the 1996 Stock Incentive Plan (the "1996 Plan"), and the 2000 Nonqualified Stock Option Plan (the "2000 Plan") adopted by the Company's Board of Directors on December 12, 2000 (collectively the "Plans"), covering 900,000 and 2,000,000 shares, respectively, of Common Stock, pursuant to which officers, non-employee directors and employees of the Company, as well as other persons who render services to or are otherwise associated with the Company, are eligible to receive incentive and/or nonqualified stock options. In July 1999, the Company's shareholders approved an amendment to the 1996 Plan increasing the number of shares reserved for grant to 2,000,000 and providing for automatic increases of 300,000 shares on each August 1 thereafter to a maximum of 4,000,000 shares.

The terms of the Plans are substantially the same, except that grants incentive stock options, stock appreciation rights and restricted stock are not permitted under the 2000 Plan. The 1996 Plan expires in May 2006. The 2000 Plan expires in December 2010. The Plans are administered by the Board of Directors. The selection of participants, allotments of shares, determination of price and other conditions or purchase of options will be determined by the Board or a Stock Option Committee appointed by the Board at its sole discretion in order to attract and retain persons instrumental to the success of the Company. Incentive stock options granted under the 1996 Plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the 1996 Plan to a shareholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. Non-qualified options granted under the Plans may be granted at less than the fair market value of the Common Stock on the date of grant.

As of December 31, 2000, options to purchase 1,633,000 shares of Common Stock were available for future grant under the Plans.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION


During the fiscal year ended December 31, 2000, the Company had a compensation Committee of the Board of Directors (the "Committee") consisting of directors Robert A. Baker, Haig S. Bagerdjian and Greggory J. Hutchins. The Committee determines the compensation of the executive officers of the Company, including those of the executive officers named in the Summary Compensation Table above.

The Company's executive compensation programs are designed to:

     o provide competitive levels of base compensation in order to attract, retain and motivate high quality employees;

     o tie individual total compensation to individual performance and the success of the Company; and

     o align the interests of the Company's executive officers with those of its stockholders.

In the last four years, the Company has been transformed from a private entity founded in 1990 to a larger public company. Past and current compensation programs reflect the change in business organization. In view of the relatively brief evolution of the executive management team, the Company's executive compensation program has a limited history, with focus being upon base salary and stock-based compensation, such as grants of stock options.

Base Compensation

In determining base compensation for the Company's executive officers, the Committee assesses the relative contribution of each executive officer to the Company, the background and skills of each individual and the particular opportunities and problems which the individual confronts in his position with the Company. These factors are then assessed in the context of competitive market factors, including competitive opportunities with other companies. The Committee may also supplement base compensation through discretionary bonuses and/or grants of stock-based compensation in the course of its ongoing assessments of the performance of the Company's executive officers.

Stock Options

The Committee believes that the Company, its shareholders and its executive officers and other employees are well served by stock-based compensation. Accordingly the Committee views options granted under the 1996 and the 2000 Plans and for bonus purposes, as important to an effective executive compensation policy. The same rationale is also applicable to the Company's outside directors, pursuant to which awards are granted to new directors meeting specified criteria.

Chairman of the Board and Chief Executive Officer

In determining the compensation of the Chairman of the Board and Chief Executive Officer, the Committee focused upon the programs described above.

Mr. Stefanko, the Company's Chairman and Chief Executive Officer, co-founded the Company in 1999. Mr. Stefanko receives a base salary and has been granted stock options. The Committee believe that stock-based compensation granted to Mr. Stefanko closely aligns his interest with those of the Company's shareholders.

The Committee believes that the factors described in this report are significant for determining the Company's performance, and consequently, compensation of officers; but shareholders should be aware that these are not the only factors which influenceCompany stock value or overall performance, and that the same factor may not be the most significant in any succeeding period. Also, the achievement of targeted objectives by the Company in any period may not be solely indicative of the Company's future performance.

Robert A. Baker
Haig S.Bagerdjian
Greggory J. Hutchins



                          COMPARATIVE STOCK PERFORMANCE

The chart below sets forth a line graph comparing the stock price of the Company with that of the Standard and Poor's Nasdaq National Market Index and Peer Group Index for the period commencing February 19, 1997 and ending December 31, 2000. The graph assumes that $100 was invested on February 19, 1997, VDI's initial public offering date, in the Common Stock and each index, and that all dividends were reinvested. No dividends have been declared or paid on the Common Stock during such period. The historical price performance data shown on the graph is not necessarily indicative of future price performance.


                                            ANNUAL RETURN PERCENTAGE
                                                  YEARS ENDING

COMPANY NAME / INDEX                    12/31/97        12/31/98        12/31/99        12/31/00
--------------------                    --------        --------        --------        --------
VDI MultiMedia                           37.50           -1.30           44.74           -72.50
NASDAQ Index                             15.86           41.02           85.85           -39.82
Peer Group                              -30.53           29.97          115.06           -81.12

                                                                 INDEXED RETURNS
                                        BASE                       YEARS ENDING
                                        PERIOD
COMPANY NAME / INDEX                    02/19/97        12/31/97        12/31/98        12/31/99        12/31/00
--------------------                    --------        --------        --------        --------        --------

VDI MultiMedia                          $100.00         $137.50         $135.71         $196.43         $  54.01
NASDAQ Index                             100.00          115.86          163.39          303.66           182.74
Peer Group                               100.00           69.47           90.29          194.19            36.67


PEER GROUP COMPANIES
Digital Generation Systems, Inc.
Liberty LiveWire Corp. - CLA

                              CERTAIN TRANSACTIONS

Concurrent with the November 2000 acquisition of Creative Digital, Inc., Mr. Hester borrowed $150,000 from the Company. The note bears interest at 7% and is secured by 75,675 shares of Common Stock issued to Mr. Hester in connection with acquisition. The note is due November 15, 2002.

During 2000, the Company loaned Mr. Stefanko a total of $850,000. The related note bears interest at 6.19%, is due on August 20, 2001 and is secured by a Deed of Trust covering certain real property in Malibu, CA.

In December 2000 the Company purchased from Mr. Stefanko 96,000 shares of Common Stock for $300,000 ($3.13 per share) pursuant to the Company's stock repurchase program. In March 2001, the Company purchased 116,666 shares from Mr. Stefanko for $300,000 ($2.57 per share) under the same program.

During the year ended December 31, 2000, the Company paid $51,000 to Holthouse Carlin & Van Trigt LLP ("HCV") for preparation of tax return and other tax related services. Mr. Hutchins is a partner in HCV.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 10, 2001, by (i) each person who is known by VDI to own beneficially more than 5% of outstanding Common Stock; (ii) each of VDI's directors and director nominees; (iii) each executive officer identified in the Summary Compensation Table; and (iv) all executive officers and directors of VDI as a group:


                                                        SHARES ACQUIRABLE                       APPROXIMATE
                                        SHARES          PURSUANT TO                             PERCENT OF
NAME AND ADDRESS (2)                    OWNED           STOCK OPTIONS (1)       TOTAL           OWNERSHIP
--------------------                    -----           -----------------       -----           ---------

R. Luke Stefanko                        2,560,066            114,666            2,674,732          29%
Julia Stefanko                          2,267,168               -               2,267,168          25%
Clarke W. Brewer                            3,000             38,333               41,333           *
Robert A. Baker                              -                  -                      -
Haig S. Bagerdjian                         39,300               -                  39,300           *
Greggory J. Hutchins                       10,000               -                  10,000           *
Robert M. Loeffler                           -                  -                    -

All directors and executive officers
 as a group                             2,688,041             153,499           2,842,540          31%


      *Less than 1%
      (1)Represents shares acquirable as of December 31, 2000 and 60 days thereafter.
      (2)The address of each beneficial owner listed is 7083 Hollywood Blvd., Suite 200, Hollywood, CA 90028.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934 and rules promulgated thereunder, the Company's directors, executive officers, and any person holding beneficially more than 10% of the Company's common stock are required to report their ownership of the Company's securities and any changes in that ownership to the Securities and Exchange Commission and to file copies of the reports with the Company. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failures to file by these dates during the last fiscal year. Messrs. Stefanko, Baker, Hutchins and Loeffler each delinquently filed one Section 16(a) report within the most recently completed fiscal year.


INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP ("PwC") has examined, as independent auditors, the financial statements of the Company for the year ended December 31, 2000. The Board of Directors has selected PwC as the independent auditors for the current year. A representative of PwC is expected to be present at the annual meeting and will be given the opportunity to make a statement if he or she desires to do so. Such representative will also be available to respond to appropriate questions.

Audit Fees.  Fees for services  rendered by PwC for the calendar year 2000 were:
----------

                Audit fees
                ($36,000 billed as of
                December 31, 2000)              $ 86,000
                All other fees                  $132,000



Audit fees relate to the audit of the Company's financial statements for the year ended December 31, 2000 and reviews of the company's quarterly financial statements for that year. Other fees relate to services rendered in connection with a completed acquisition, a terminated merger, due diligence related to a possible acquisition candidate and tax consulting. The Audit Committee of the Board of Directors has determined that the services rendered by PwC for other fees were compatible with maintaining PwC's independence. PwC did not provide any services related to financial information systems design and implementation during 2000.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Audit Committee Report," "Report of the Compensation Committee on Executive Compensation," "Comparative Stock Performance" and "Charter of the Audit Committee of the Board of Directors" shall not be deemed to be incorporated, unless specifically otherwise provided in such filing.


                        SHAREHOLDER PROPOSALS AT THE NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

Shareholders of the Company who intend to submit proposals to the Company's shareholders for inclusion in the company's proxy statement and form of proxy relating to the next annual meeting of shareholders must submit such proposals to the Company no later than December 15, 2001 in order to be included in the proxy materials. Shareholder proposals should be submitted to the Corporate Secretary, VDI Multimedia, 7083 Hollywood Blvd., Suite 200, Hollywood, CA 90028.

For any proposal that is not submitted for inclusion in next year's proxy statement but is instead sought to be presented directly at the 2002 annual meeting, Securities and Exchange Commission rules permit the persons named in the Company's form of proxy for the next annual meeting to vote proxies in their discretion if the Company (1) receives notice of the proposal before February 26, 2002 and advises shareholders in the 2002 proxy statement about the nature of the matter and how the proxy holders intend to vote or (2) does not receive notice of the proposal before February 9, 2002. Notices of intention to present proposals directly at the 2002 annual meeting should be submitted to the Corporate Secretary, VDI Multimedia, 7083 Hollywood Boulevard, Suite 200, Hollywood, California 90028.


                                  OTHER MATTERS

If any matters not referred to in this proxy statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. The Board of Directors is not aware of any such matters that may be presented for action at the meeting.


AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities an Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder desiring a copy. Shareholders may write to the Company at:

         VDI Multimedia
         Attn: Corporate Secretary
         7083 Hollywood Blvd., Suite 200
         Hollywood, CA 90028



                                            By Order of the Board of Directors,
                                            Alan R. Steel
                                            Executive Vice President,
April 12, 2001                              Finance and Administration

                                            Appendix A - Audit Committee Charter



                                 VDI MULTI MEDIA
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                           Adopted on August 15, 2000


I. Purpose

         The primary purpose of the Audit Committee (the"Committee") of the Board of Directors of VDI MultiMedia (the "Company") is to provide independent and objective oversight of the financial reporting process, the accounting functions  and  internal  controls  of the  Company  and its  subsidiaries.  The
Committee  and  the  Board  of  Directors   have  the  ultimate   authority  and
responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate an outside independent auditor to be approved by the Company's shareholders in any proxy statement).

II. FUNCTIONS

         The Committee shall perform the following functions:

         1. INDEPENDENT AUDITORS. Recommend to the Board of Directors the accounting firm to be engaged by the Company as its independent auditors, which firm shall be ultimately accountable to the Board of Directors and the Committee as representatives of the Company's shareholders.

         2. PLAN OF AUDIT. Review with the independent auditors the plan and scope of their audit, its status during the year, the results when completed, the required communication under Statements of Auditing Standards Nos 61 and 89, their report or opinion and any recommendations they may have for improving or changing the audit and the control environment, as well as management's letter in response thereto, and the fees for audit services.

         3. ACCOUNTING PRINCIPLES AND DISCLOSURE. Review significant developments in accounting rules. The Committee shall review with management recommended changes in the Company's methods of accounting or financial statements. The Committee also shall review with the independent auditors any significant proposed changes in accounting principles and financial statements.

         4. INTERNAL ACCOUNTING CONTROLS. Consult with the independent auditors regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent auditors regarding internal controls shall be conducted out of management's presence.

         5. INTERNAL CONTROL SYSTEMS. Review with management the Company's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns.

         6. FINANCIAL DISCLOSURE DOCUMENTS. Prior to publication, the Committee shall review and discuss with management and the independent auditors the Company's audited financial statements, such review and discuss to include the matters to be discussed by Statement of Auditing Standards No. 61, the written disclosures and the letter from the independent auditors required by
Independence Standards Board Standard No. 1, and the independent auditor's independence. Following the satisfactory completion of the year-end review and discussions, the Committee shall recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission. The Committee shall also require that the Company's interim financial statements are reviewed by the Company's independent auditors prior to filing with the Securities and Exchange Commission, such review to follow professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards, as may be modified or supplemented by the Securities and Exchange Commission.

         7. OVERSIGHT OF EXECUTIVE OFFICERS AND DIRECTORS AND CONFLICTS OF INTEREST. Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Company policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditor. The Committee also shall review significant questionable or illegal payments.

         8. OVERSIGHT OF INDEPENDENT AUDITORS. Prior to publication of its recommendation relating to the Company's audited financial statements in accordance with Section 6 hereof, evaluate the independent auditors and, where appropriate, recommend a replacement for the independent auditors. In such evaluation, the Committee shall require that the independent auditors deliver to the Committee a formal written statement delineating all relationships and services between the auditors and the Company, as required by Independence Standards Board Standard No. 1. Pursuant to this evaluation, the Committee shall actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and in response to the independent auditors formal written statement recommend that the Board take appropriate action to oversee the independent auditor's independence.

         9. ADEQUACY OF PERSONNEL. Review periodically the adequacy of the Company's accounting, financial, and auditing personnel resources.

         10. RISK MANAGEMENT. Review and evaluate risk management policies in light of the Company's business strategy, capital strength, and overall risk tolerance. The Committee also shall evaluate on a periodic basis the Company's investment and derivatives risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

         11. CHARTER AMENDMENTS. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board of Directors.

         12 . MISCELLANEOUS. Such other matters in relation to the financial affairs of the Company, and in relation to the audit of the Company, as the Committee may, in its discretion, deem advisable.

The Committee's function is one of oversight and review, and it is not expected to audit the company, to define the scope of audit, to control, the Company's accounting practices, or to define the standards to be used in preparation of the Company's financial statements

III. COMPOSITION & INDEPENDENCE

         From the date of adoption of this Charter, the Committee shall consist of not less than three independent members, each of whom shall be appointed by the Board of Directors. The number of members appointed to serve on the Committee shall be at least equal to the number of members required by the rules and regulations of the SEC and the exchange or stock market on which the Company's securities are traded or quoted.

         The Board of Directors shall select one member of the Committee to serve as the Chairman. Each member of the Committee shall be a person who qualifies for membership under the then-current listing requirements of the self-regulatory agency on which the Company's common stock is traded. Currently, these requirements include the requirement that members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior with financial oversight responsibilities.

         No member of the Committee, or their immediate family, shall be employed or otherwise affiliated with the Company's independent auditors, or with the Company and/or affiliates within the prior three years in an executive capacity. No member of the Committee shall receive compensation from the Company and/or affiliates in excess of $60,000 per year, excluding Board service fees, stock options, retirement benefits, or non-discretionary compensation. No Committee member shall serve on the Committee who has been previously employed as an executive of another entity where any of the Company's executives serves on the Company's Compensation Committee.

         In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the even that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest is resolved.

IV. QUORUM AND MEETINGS AND VOTING

         A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The affirmative vote of a majority of the appointed members shall be necessary to take any action at any meeting in which a quorum is present.

         The Committee shall meet a sufficient number of times to perform their duties, but no less than twice per year. In addition, the Committee shall call special meetings as circumstances require. Meetings shall be scheduled at the discretion of the Chairman. On an annual basis, the Committee shall meet privately with (i) the Company's independent auditor and (ii) the Company's Chief Financial Officer and (iii) the Company's Controller.

         Any meeting, regular or special, may be held by conference telephone or similar communication equipment, as long as all members of the Committee participating in the meeting can hear one another, and all such members of the Committee shall be deemed to be present in person at the meeting.

         Notice of the meetings shall be provided as required in the Company's Bylaws, as amended from time to time. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

V. REPORTS

         The Committee will report to the Board from time to time with respect to its activities and its recommendations When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

         The Committee shall annually report to the shareholders in the Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter, which report shall be in compliance with Rule 306 of Regulation S-K, as such rule is amended from time to time.

VI. OTHER AUTHORITY

         The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

         The Committee will perform such other functions as are authorized for this Committee by the Board of Directors, by law or the Company's Certificate of Incorporation, as amended or Bylaws as amended.

PROXY

                                 VDI MULTIMEDIA
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 22, 2001
               THIS PROXY IS SOLICITED ON BEHALF OF VDI MULTIMEDIA

         The undersigned hereby appoints R. Luke Stefanko and Alan R. Steel and each of them, with full power of substitution, as proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of Common Stock, no par value per share (the "Common Stock"), of VDI MultiMedia (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 10:00 am., local time, on Tuesday, May 22, 2001, and at any adjournments or postponements thereof, at the facilities of the Company, located at 7083 Hollywood Boulevard, Suite 200, Hollywood, California 90028, as directed herein upon the matters set forth on the reverse side hereof and described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.

         Receipt of the Notice of Annual Meeting and the Proxy Statement is hereby acknowledged.

                (PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE)

        Please mark your
        votes as in this
________example.



1)      ELECTION OF             VOTE FOR                WITHHOLD
        FIVE DIRECTORS          ALL LISTED NOMINEES     AUTHORITY
        FOR A ONE YEAR          EXCEPT AS INDICATED     TO VOTE FOR ALL
        TERM.                   BELOW                   NOMINEES

                                ---------------         ---------------

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.

-------------------------------------


VDI MULTIMEDIA RECOMMENDS A VOTE FOR DIRECTORS




NOMINEES:       R. Luke Stefanko
                Haig S. Bagerdjian
                Robert A. Baker
                Greggory J. Hutchins
                Robert M. Loeffler

                THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS DISCRETION ON SUCH MATTER.

                PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.


Signature   _____________________________   Date   _____________________________



Signature   ______________________________  Date    ____________________________



NOTE: Please date this card and sign your name exactly as it appears on this Proxy. If the common Stock represented by this Proxy is registered in the names of two or more persons, each should sign this proxy. Persons signing in a representative or fiduciary capacity and corporate officers should add their full titles as such.